                                   EXHIBIT 99

                        Report of Independent Auditors

            MERCANTILE BANCORPORATION INC.
            HORIZON INVESTMENT AND SAVINGS
            PLAN AND TRUST

            Financial Statements and Schedules

            December 31, 1996 and 1995

            (With Independent Auditors' Report Thereon)

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST



TABLE OF CONTENTS
==============================================================================================
                                                                                       Page(s)
                                                                                       -------
Table of Contents:
   Independent Auditors' Report                                                           1

   Financial Statements:
      Statement of Assets Available for Plan Benefits, December 31, 1996                  2

      Statement of Assets Available for Plan Benefits, December 31, 1995                  3

      Statement of Changes in Assets Available for Plan Benefits,
         Year ended December 31, 1996                                                     4

      Statement of Changes in Assets Available for Plan Benefits,
         Year ended December 31, 1995                                                     5

   Notes to Financial Statements, December 31, 1996 and 1995                            6-11

                                                                             Schedule
                                                                             --------
   Item 27a:
      Schedule of Assets Held for Investment Purposes, December 31, 1996         1       12
      Schedule of Assets Held for Investment Purposes Which
         Were Both Acquired and Disposed of Within the Plan Year                <F*>

   Item 27b - Schedule of Loans or Fixed Income Obligations                     <F*>

   Item 27c - Schedule of Leases in Default or Classified as Uncollectible      <F*>

   Item 27d - Schedule of Reportable Transactions, Year ended
      December 31, 1996                                                          2       13

   Item 27e - Schedule of Nonexempt Transactions                                <F*>

     <F*>   There were no assets held for investment purposes which were both acquired and disposed of within the plan year ended December 31, 1996 which require separate disclosure, no nonexempt transactions with parties-in-interest during the year ended December 31, 1995, and no loans, fixed income obligations, or leases in default or classified as uncollectible at December 31, 1996.

Definitions:
      Plan               - Mercantile Bancorporation Inc. Horizon Investment and
                           Savings Plan and Trust

      Plan Administrator - Mercantile Employee Benefits Committee

      Trustee            - Mercantile Bank N.A.

      ERISA              - Employee Retirement Income Security Act of 1974

      Mercantile         - Mercantile Bancorporation Inc.

                         Independent Auditors' Report


Mercantile Employee Benefits Committee
Mercantile Bancorporation Inc.
    Horizon Investment and Savings Plan and Trust:


We have audited the statements of assets available for plan benefits of the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust as of December 31, 1996 and 1995, and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits as of December 31, 1996 and 1995, and the changes in assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information included in Schedules 1 and 2 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of assets available for plan benefits and the statement of changes in assets available for plan benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and the changes in assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                       s/ KPMG PEAT MARWICK LLP


June 20, 1997

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Statement of Assets Available for Plan Benefits

December 31, 1996
==============================================================================================================================
                                                 Participant-directed funds
                   ----------------------------------------------------------------------------------
                                   Growth   Government                                                   Nonpar-
                                     and        and        Money    Small Cap    Mercantile   Inter-    ticipant-
                     Balanced      Income    Corporate    Market      Equity       Stock     national    directed
                       Fund         Fund     Bond Fund     Fund        Fund         Fund       Fund       funds       Total
------------------------------------------------------------------------------------------------------------------------------
Total
 noninterest-
 bearing cash      $         7        -          -          -           -            -           -          8,653        8,660

Receivables:
 Employer
  contributions         -             -          -          -           -         5,090,806      -          -        5,090,806
 Income                    158          308     39,984     40,265         162     1,018,403         97      3,108    1,102,485
------------------------------------------------------------------------------------------------------------------------------

Total
 receivables               158          308     39,984     40,265         162     6,109,209         97      3,108    6,193,291
------------------------------------------------------------------------------------------------------------------------------

Investments
 at fair value:
 Interest-
  bearing cash
  (including money
  market funds)        133,084      272,113     47,883  9,877,783     143,631       911,244     72,156    909,624   12,367,518
 Certificates
  of deposit            -             -          -         33,517       -            -           -          -           33,517
 Value of
  interest in
  registered
  investment
  companies         23,679,586   36,710,411  7,953,756      -       9,900,814        -       3,934,068      -       82,178,635
 Common stock           -             -          -          -           -       127,846,585      -          -      127,846,585
 Loans to
  participants          -             -          -          -           -            -           -      7,005,709    7,005,709
 Other                  -             -          -          -           -            -           -         13,489       13,489
------------------------------------------------------------------------------------------------------------------------------

Total
 investments        23,812,670   36,982,524  8,001,639  9,911,300  10,044,445   128,757,829  4,006,224  7,928,822  229,445,453
------------------------------------------------------------------------------------------------------------------------------

Assets
 available for
 plan benefits     $23,812,835   36,982,832  8,041,623  9,951,565  10,044,607   134,867,038  4,006,321  7,940,583  235,647,404
==============================================================================================================================

See accompanying notes to financial statements.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Statement of Assets Available for Plan Benefits

December 31, 1995
=============================================================================================================================
                                              Participant-directed funds
                   ---------------------------------------------------------------------------------
                                   Growth    Government                                                 Nonpar-
                                     and        and        Money    Emerging    Mercantile   Inter-    ticipant-
                     Balanced      Income    Corporate    Market     Growth       Stock     national   directed
                       Fund         Fund     Bond Fund     Fund       Fund        Fund       Fund       funds        Total
-----------------------------------------------------------------------------------------------------------------------------
Total noninterest-
 bearing cash      $       500          416        332      -            416         -          -         20,908       22,572

Receivables:
 Employer
  contributions         -             -          -          -          -         4,674,885      -          -        4,674,885
 Income                    233          298     40,588     41,958        117       602,171         56        926      686,347
-----------------------------------------------------------------------------------------------------------------------------

Total
 receivables               233          298     40,588     41,958        117     5,277,056         56        926    5,361,232
-----------------------------------------------------------------------------------------------------------------------------

Investments at
 fair value:
 Interest-bearing
  cash (including
  money market
  funds)                49,792      117,142     27,861  8,526,761     58,363       858,759     25,584    242,354    9,906,616
 Certificates of
  deposit               -             -          -        116,031      -             -          -          -          116,031
 Value of interest
  in registered
  investment
  companies         17,809,662   24,444,078  5,934,925      -      6,145,390         -      1,561,088      -       55,895,143
 Common stock           -             -          -          -          -        83,677,634      -          1,656   83,679,290
 Loans to
  participants          -             -          -          -          -             -          -      4,776,924    4,776,924
 Other                  -             -          -          -          -             -          -         13,489       13,489
-----------------------------------------------------------------------------------------------------------------------------

Total
 investments        17,859,454   24,561,220  5,962,786  8,642,792  6,203,753    84,536,393  1,586,672  5,034,423  154,387,493
-----------------------------------------------------------------------------------------------------------------------------

Assets
 available for
 plan benefits     $17,860,187   24,561,934  6,003,706  8,684,750  6,204,286    89,813,449  1,586,728  5,056,257  159,771,297
=============================================================================================================================

See accompanying notes to financial statements.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Statement of Changes in Assets Available for Plan Benefits

Year ended December 31, 1996
================================================================================================================================
                                                    Participant-directed funds
                     ----------------------------------------------------------------------------------
                                   Growth     Government                                                   Nonpar-
                                     and         and          Money    Small Cap    Mercantile    Inter-    ticipant-
                      Balanced     Income     Corporate      Market      Equity       Stock      national   directed
                        Fund        Fund      Bond Fund       Fund        Fund         Fund        Fund      funds       Total
---------------------------------------------------------------------------------------------------------------------------------
Additions:
 Contributions
  from:
  Employer           $   -            -           -           -            -        10,313,669      -          -       10,313,669
  Participants        1,593,743   3,214,338     648,110   1,021,747    1,873,718     2,973,250    921,583      -       12,246,489
---------------------------------------------------------------------------------------------------------------------------------

Total
 contributions        1,593,743   3,214,338     648,110   1,021,747    1,873,718    13,286,919    921,583      -       22,560,158
---------------------------------------------------------------------------------------------------------------------------------

 Earnings on
  investments:
  Interest:
   Interest-
   bearing cash
   (including
   money market
   funds)                 1,653       2,765       1,014     468,645        1,430        33,317      1,005    117,095      626,924
  Certificates
   of deposit            -            -           -           3,487        -            -           -          -            3,487
  Loans to
   participants          -            -           -           -            -            -           -        542,902      542,902
---------------------------------------------------------------------------------------------------------------------------------

Total interest            1,653       2,765       1,014     472,132        1,430        33,317      1,005    659,997    1,173,313
---------------------------------------------------------------------------------------------------------------------------------

 Common stock
  dividends              -            -           -           -            -         3,643,305      -          -        3,643,305
 Net appreciation
  in fair value
  of investments         -            -           -           2,028        -        13,869,035      -              2   13,871,065
 Net investment
  gain from
  registered
  investment
  companies           2,437,164   5,454,325     147,586       -          837,400        -         284,540      -        9,161,015
 Other income             1,142         768         185         288          201        10,481         70    107,342      120,477
---------------------------------------------------------------------------------------------------------------------------------

Total additions       4,033,702   8,672,196     796,895   1,496,195    2,712,749    30,843,057  1,207,198    767,341   50,529,333
---------------------------------------------------------------------------------------------------------------------------------

Deductions:
 Administrative
  expenses               15,932      22,104       5,421       7,979        5,792        73,083      1,745     16,907      148,963
 Benefit payments
  to participants
  or beneficiaries    1,063,229   1,437,697     511,676   3,058,860      516,888    10,449,445    195,983    326,539   17,560,317
---------------------------------------------------------------------------------------------------------------------------------

Total deductions      1,079,161   1,459,801     517,097   3,066,839      522,680    10,522,528    197,728    343,446   17,709,280
---------------------------------------------------------------------------------------------------------------------------------

Net increase
 (decrease) in
 assets available
 for plan
 benefits prior
 to transfers         2,954,541   7,212,395     279,798  (1,570,644)   2,190,069    20,320,529  1,009,470    423,895   32,820,053
Transfers to
 the Plan             3,466,527   5,313,946   1,866,808   3,261,876    1,862,255    26,235,601    999,296     49,745   43,056,054
Interfund
 transfers, net        (468,420)   (105,443)   (108,689)   (424,417)    (212,003)   (1,502,541)   410,827  2,410,686       -
---------------------------------------------------------------------------------------------------------------------------------

Net increase in
 assets available
 for plan benefits    5,952,648  12,420,898   2,037,917   1,266,815    3,840,321    45,053,589  2,419,593  2,884,326   75,876,107
Assets available
 for plan benefits:
  Beginning of
   year              17,860,187  24,561,934   6,003,706   8,684,750    6,204,286    89,813,449  1,586,728  5,056,257  159,771,297
---------------------------------------------------------------------------------------------------------------------------------

  End of year       $23,812,835  36,982,832   8,041,623   9,951,565   10,044,607   134,867,038  4,006,321  7,940,583  235,647,404
=================================================================================================================================

See accompanying notes to financial statements.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Statement of Changes in Assets Available for Plan Benefits

Year ended December 31, 1995
==============================================================================================================================
                                                Participant-directed funds
                    ---------------------------------------------------------------------------------
                                    Growth   Government                                                   Nonpar-
                                     and         and        Money    Emerging    Mercantile   Inter-     ticipant-
                      Balanced      Income    Corporate     Market    Growth       Stock    national     directed
                        Fund         Fund     Bond Fund      Fund      Fund        Fund       Fund         funds      Total
-----------------------------------------------------------------------------------------------------------------------------
Additions:
 Contributions
  from:
  Employer          $    -            -           -           -          -        9,027,516      -          -        9,027,516
  Participants        1,324,342   2,185,608     484,992     635,686  1,618,040    2,360,093    737,611       (514)   9,345,858
------------------------------------------------------------------------------------------------------------------------------

Total
 contributions        1,324,342   2,185,608     484,992     635,686  1,618,040   11,387,609    737,611       (514)  18,373,374
-------------------------------------------------------------------------------------------------------------------------------

 Earnings on
  investments:
  Interest:
   Interest-
    bearing cash
    (including
    money market
    funds)                2,714       2,997       1,321     433,619      1,817       34,341        879     31,485      509,173
   Certificates
    of deposit          -             -           -          12,311      -            -          -          -           12,311
       Loans to
    participants        -             -           -           -          -            -         -         460,630      460,630
 -----------------------------------------------------------------------------------------------------------------------------

Total interest            2,714       2,997       1,321     445,930      1,817       34,341        879    492,115      982,114
------------------------------------------------------------------------------------------------------------------------------

  Common stock
   dividends             -            -           -           -          -        2,053,330      -             10    2,053,340
   Net appreciation
   in fair value
   of investments        -            -           -           1,139      -       20,574,093      -        136,706   20,711,938
  Net investment
   gain from pooled
   separate
   accounts              -            -           -           -          -           -           -          6,119        6,119
  Net investment
   gain from
   registered
   investment
   companies          3,651,526   6,088,745     845,429       -        750,271        -        126,088       -      11,462,059
  Other income            1,779        (455)        105         771      2,945       33,990         60       -          39,195
-------------------------------------------------------------------------------------------------------------------------------

Total additions       4,980,361   8,276,895   1,331,847   1,083,526  2,373,073   34,083,363    864,638    634,436   53,628,139
------------------------------------------------------------------------------------------------------------------------------

Deductions:
 Administrative
  expenses               21,528      28,323       7,430      12,820      7,320      107,282      1,525      6,870      193,098
 Benefit
  payments to
  participants or
  beneficiaries         979,674   1,089,260     280,219   2,525,415    220,556    6,156,865     32,333    306,631   11,590,953
------------------------------------------------------------------------------------------------------------------------------

Total deductions      1,001,202   1,117,583     287,649   2,538,235    227,876    6,264,147     33,858    313,501   11,784,051
------------------------------------------------------------------------------------------------------------------------------

Net increase
 (decrease) in
 assets available
 for plan benefits
 prior to transfers   3,979,159   7,159,312   1,044,198  (1,454,709) 2,145,197   27,819,216    830,780    320,935   41,844,088
Transfers to
 the Plan               391,022     460,163     282,448   1,452,149     61,200   15,397,956     19,540     45,152   18,109,630
Interfund
 transfers, net      (2,579,772) (1,591,737)   (545,609)   (358,329)   370,486    2,849,298    736,408  1,119,255        -
--------------------------------------------------------------------------------------------------------------------------------

Net increase
 (decrease) in
 assets
 available for
 plan benefits        1,790,409   6,027,738     781,037    (360,889) 2,576,883   46,066,470  1,586,728  1,485,342   59,953,718
Assets available
 for plan benefits:
 Beginning of year   16,069,778  18,534,196   5,222,669   9,045,639  3,627,403   43,746,979      -      3,570,915   99,817,579
-------------------------------------------------------------------------------------------------------------------------------

 End of year        $17,860,187  24,561,934   6,003,706   8,684,750  6,204,286   89,813,449  1,586,728  5,056,257  159,771,297
================================================================================================================================

See accompanying notes to financial statements.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Notes to Financial Statements

December 31, 1996 and 1995
================================================================================

  (1) Description of the Plan



      The following description of the Plan provides only general information. Interested parties should refer to the plan agreement for a more complete description of the Plan's provisions.

            General

      The Plan, which was adopted in 1969, is a defined contribution plan which covers all employees of Mercantile Bancorporation Inc. and subsidiaries (Mercantile) who have completed one year of eligible service. The Plan is subject to the provisions of ERISA and structured to incorporate the provisions available under Section 401(k) of the Internal Revenue Code, which allows member and sponsor contributions to be excluded from federal and state income taxation within certain prescribed limits. The Plan Administrator, appointed by the Board of Directors, manages and directs the operation of the Plan.

            Contributions

      Participants may contribute 1% to 15% of their annual compensation (subject to federal limits) and may elect to have their contribution invested in the following separate investment funds within the Plan:

      * Balanced Fund, which invests in the Arch Balanced Portfolio. The Arch Balanced Portfolio is a mutual fund that invests in fixed-income securities and equity securities.

      * Growth and Income Fund, which invests in the Arch Growth and Income Equity Portfolio. The Arch Growth and Income Equity Portfolio is a mutual fund that primarily invests in broadly diversified equity securities.

      * Government and Corporate Bond Fund, which invests in the Arch Government and Corporate Bond Portfolio. The Arch Government and Corporate Bond Portfolio is a mutual fund that primarily invests in debt obligations with maturity dates of one year or more.

      * Money Market Fund, which invests in the Arch Money Market Portfolio Trust Shares. The Arch Money Market Portfolio Trust Shares is a mutual fund that primarily invests in fixed income obligations with maturity dates of less than one year.

      * Small Cap Equity Fund (formerly Emerging Growth Fund), which invests in the Arch Small Cap Equity Portfolio (formerly the Arch Emerging Growth Portfolio). The Arch Small Cap Equity Portfolio is a mutual fund that invests in common stocks of emerging or established small-to-medium-sized companies.

      * Mercantile Stock Fund, which invests in the common stock of Mercantile Bancorporation Inc.

      * International Fund, which invests in the Arch International Equity Portfolio. The Arch International Equity Portfolio is a mutual fund that invests in a diversified portfolio of international stocks.

      Mercantile's contribution has both a matching and incentive component. As a matching component, Mercantile contributes 50% of a participant's contribution up to a maximum employer contribution equal to 3% of a participant's salary. Mercantile's incentive contribution is based on a formula using a return-on-assets ratio. Incentive contributions cannot exceed 6% of the total

                                                                    (Continued)

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Notes to Financial Statements


================================================================================

      compensation paid to participants during a plan year. Both the matching and the incentive contributions are invested in the Mercantile Stock Fund.

            Participant Accounts

      Each participant account is credited with the participant's contribution and an allocation of employer contributions and Plan earnings net of administrative expenses. Allocations are based on participant compensation or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

            Nonparticipant-directed Funds

      Included in nonparticipant-directed funds are a Loan Fund, Insurance Fund, several temporary funds, and Suspense Fund. The Loan Fund allows participating employees to borrow money, within specified limits, in the form of interest-bearing promissory notes from the Plan to be repaid over a period not to exceed five years for general loans or 10 years for mortgage loans. The Insurance Fund relates only to certain employees who were merged into the Plan via acquisition activity. The Insurance Fund provides for the payment of a participant's life insurance premiums via pre-tax contributions. The temporary funds represent suspense funds utilized to capture and distribute transfers from plans merged into the Plan in the current year. Participant withdrawals are paid from the Suspense Fund, which receives cash from the various funds as payments are approved.

            Vesting

      Participants are fully vested in their account balances, including both employer match and incentive contributions.

            Benefit Payments

      Upon termination of employment, participants may elect to be paid the balance of their account, either immediately or upon retirement, in a lump sum or installments in accordance with plan provisions over a period not to exceed 10 years.


 (2)  Summary of Significant Accounting Policies

            Basis of Accounting

      The accompanying financial statements have been prepared on an accrual basis, with the exception of benefits which are recorded when paid, and present the assets available for plan benefits and changes in those assets. The Plan Administrator is required to make estimates and assumptions that affect the reported amounts in the financial statements and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

            Valuation of Investments

      The Plan's investments are stated at fair value. Securities traded on a national securities exchange, including Mercantile Bancorporation Inc. common stock, are valued at the last reported sales price on the last business day of the plan year.

      Interest in registered investment companies represents units of participation in Arch mutual funds. Interest-bearing cash represents units of participation in the Arch Money Market Portfolio Trust Shares. Units of Arch mutual funds and Arch Money Market Portfolio Shares are valued at quoted

                                                                    (Continued)

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Notes to Financial Statements


================================================================================

      market prices which represent the net asset value of shares held by the Plan as provided by BYSIS Fund Services, the administrator of the Arch Funds, Inc.

      Loans to participants are valued at cost which approximates fair value.

            Investment Transactions

      Investment transactions are accounted for on the trade date (date the order to buy or sell is executed). The realized gains or losses on investments are determined principally using the average cost of the individual security issue as a basis. Average cost is based on the market value of the security at the beginning of the year and the acquisition cost of any purchases made during the year.

      Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Uninvested moneys within each fund are temporarily invested in the Arch Money Market Portfolio or the MTC Master Money Market Trust.

            Costs of Plan Administration

      Fees and expenses incurred by the Trustee and the Plan's management in the administration of the Plan are paid by Mercantile and from plan assets. Expenses solely attributable to the investment of plan funds shall be paid by plan assets.

            Reclassification

      Certain reclassifications of 1995 information have been made to conform with 1996 presentation.


 (3)  Investments

      Except for contracts held by an insurance company, the Plan's investments are maintained in a trust fund managed by the Trustee on behalf of the Plan. The following table presents the fair value of investments at December 31, 1996 and 1995. Investments that represent 5% or more of the Plan's assets are separately identified:

====================================================================================================================
                                                                                  1996                     1995
--------------------------------------------------------------------------------------------------------------------
      Investments at fair value as determined by
         quoted market price:
            Interest in registered investment companies:
               Arch Money Market Portfolio Trust Shares                       $ 10,568,413               9,906,616
               Arch Balanced Portfolio                                          23,679,586              17,809,661
               Arch Growth and Income Equity Portfolio                          36,710,411              24,444,078
               Other                                                            23,587,743              13,641,404
            Common stocks:
               Mercantile Bancorporation Inc., 2,488,498 and
                  1,819,079 shares, respectively                               127,846,585              83,677,634
               Other                                                                -                        1,656
--------------------------------------------------------------------------------------------------------------------
                                                                               222,392,738             149,481,049

      Investments at estimated fair value                                        7,052,715               4,906,444
--------------------------------------------------------------------------------------------------------------------

                                                                              $229,445,453             154,387,493
====================================================================================================================

                                                                    (Continued)

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Notes to Financial Statements


================================================================================

      During 1996 and 1995, the Plan's investments, exclusive of investments in registered investment companies, appreciated in fair value as follows:

====================================================================================================================
                                                               1996                                1995
                                                    --------------------------          --------------------------
                                                    Realized        Unrealized          Realized        Unrealized
--------------------------------------------------------------------------------------------------------------------
      Investments at fair value as determined
         by quoted market price -
            common stocks                           $173,587        13,695,448           821,356        19,889,443
      Investments at estimated fair value -
         certificates of deposit                         914             1,116             1,139            -
--------------------------------------------------------------------------------------------------------------------

                                                    $174,501        13,696,564           822,495        19,889,443
====================================================================================================================

 (4)  Reconciliation of Financial Statements to Form 5500

      The following is a reconciliation of assets available for plan benefits per the financial statements to Form 5500:

====================================================================================================================
                                                                                        1996              1995
--------------------------------------------------------------------------------------------------------------------
      Assets available for plan benefits per
           the financial statements                                                 $235,647,404       159,771,297
      Amounts allocated to withdrawing participants                                   (2,688,173)         (196,790)
--------------------------------------------------------------------------------------------------------------------

      Assets available for plan benefits per the Form 5500                          $232,959,231       159,574,507
====================================================================================================================

      The following is a reconciliation of benefits paid to participants per the financial statements to Form 5500:

====================================================================================================================
                                                                                        1996              1995
--------------------------------------------------------------------------------------------------------------------
      Benefits paid to participants per
           the financial statements                                                  $17,560,317        11,590,953
      Add amounts allocated to withdrawing
           participants at December 31, 1996                                           2,688,173           196,790
      Less amounts allocated to withdrawing
           participants at December 31, 1995                                            (196,790)       (1,553,578)
--------------------------------------------------------------------------------------------------------------------

      Benefits paid to participants per the Form 5500                                $20,051,700        10,234,165
====================================================================================================================

                                                                    (Continued)

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Notes to Financial Statements


================================================================================

      Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.


 (5)  Transfers to the Plan

      During 1996 and 1995, the following plans merged into the Plan. The mergers were related to Mercantile's corporate acquisitions:

====================================================================================================================
                                                                                   Effective               Total
                                                                                      date              plan assets
--------------------------------------------------------------------------------------------------------------------
      1996 plan mergers:
         TCBankshares, Inc. 401(k) Profit Sharing Plan                           January 1, 1996       $ 2,251,672
         First Federal Savings Bank of Iowa Retirement
            Savings Plan                                                         January 1, 1996         4,881,151
         Southwest Bancshares, Inc. 401(k) Plan                                  January 1, 1996           651,083
         Security Bank of Conway Profit Sharing Plan                               March 1, 1996           355,763
         Hawkeye Bank Corporation Employees Stock
            Ownership Plan and Hawkeye Bank
            Corporation Employees Stock Ownership Plan                              July 1, 1996        31,545,745
         First National Bank of Sterling Rock Falls
            Savings and Retirement Plan                                             July 1, 1996         2,213,741
         Metro Savings Bank F.S.B. Profit Sharing Plan
            and Metro Savings Bank F.S.B. Employee
            Stock Ownership Plan                                                    July 1, 1996         1,156,899
--------------------------------------------------------------------------------------------------------------------

                                                                                                       $43,056,054
====================================================================================================================

      1995 plan mergers:
         Wedge Group of Community Banks 401(k) Plan                                 July 1, 1995         1,682,112
         Central Mortgage Bancshares, Inc. Employee
            Stock Ownership Plan                                                    July 1, 1995        16,427,518
--------------------------------------------------------------------------------------------------------------------

                                                                                                       $18,109,630
====================================================================================================================

 (6)  Related Party Transactions

      On various dates during 1996, the Plan purchased and sold shares of Mercantile Bancorporation Inc. common stock at fair market value for investment in the Plan's Mercantile Stock Fund.

      Certain Plan investments are shares of mutual funds managed by Mercantile Bank N.A. Mercantile Bank N.A. is the trustee of the Plan and, therefore, these transactions qualify as party-in-interest transactions. Mercantile Bank N.A., the trustee of the Plan, is a wholly owned subsidiary of Mercantile Bancorporation Inc.

                                                                    (Continued)

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Notes to Financial Statements


================================================================================

  (7) Income Tax Status

      The Internal Revenue Service has determined and informed Mercantile by a letter dated August 7, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code.


 (8)  Plan Termination

      While Mercantile has not expressed any intent to terminate the Plan or discontinue contributions, it may do so at any time, subject to the provisions set forth in ERISA.


 (9)  Subsequent Events (Unaudited)

      In August 1996, Peoples State Bank merged with Mercantile. In conjunction with the merger, the Peoples State Bank Employee Savings and Profit Sharing Plan (Peoples Plan) merged into the Plan effective January 1, 1997. The fair value of the Peoples Plan's assets was approximately $1,067,000 at December 31, 1996.

      In November 1996, First Financial Corporation of America merged with Mercantile. In connection with the merger, the FNB Profit Sharing Trust (First Financial Plan) merged into the Plan effective January 1, 1997. The fair value of the First Financial Plan's assets was approximately $1,719,000 at December 31, 1996.

      In November 1996, Today's Bancorp, Inc. merged with Mercantile. In connection with the merger, the Today's Bancorp, Inc. Employees Stock Ownership Plan (Today's Plan) merged into the Plan effective March 1, 1997. The fair value of the Today's Plan's assets was approximately $3,810,000 at February 28, 1997.

      In March 1997, Regional Bancshares, Inc. merged with Mercantile. In connection with the merger, the Bank of Alton 401(k) Plan (Regional
      Plan) will be merged into the Plan effective July 1, 1997. The fair value of the Regional Plan's assets was approximately $11,311,000 at April 30, 1997.

      In April 1997, Mark Twain Bancshares, Inc. merged with Mercantile. In connection with the merger, the Mark Twain Savings Challenge Plan (Mark Twain Plan) will be merged into the Plan effective July 1, 1997. The fair value of the Mark Twain Plan's assets was approximately $39,903,000 at May 31, 1997.

                                                                   Schedule 1
                                                                   ----------

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Item 27a - Schedule of Assets Held for Investment Purposes

December 31, 1996
=======================================================================================================================
         Shares or                                                                                          Current
          units                                                                           Cost               value
-----------------------------------------------------------------------------------------------------------------------
                           Cash equivalents:
       10,568,413<F*>        Arch Money Market Portfolio Trust
                               Shares                                                 $ 10,568,413        10,568,413
        1,799,105<F*>        MTC Master Money Market Trust
                               Shares                                                    1,799,105         1,799,105
           33,517            Certificates of deposit                                        32,401            33,517
-----------------------------------------------------------------------------------------------------------------------

                                                                                        12,399,919        12,401,035
-----------------------------------------------------------------------------------------------------------------------
                           Registered investment companies:
          337,110<F*>        Arch International Equity Portfolio                         3,641,828         3,934,068
          790,169<F*>        Arch Small Cap Equity Portfolio                             9,583,606         9,900,814
          782,080<F*>        Arch Government and Corporate Bond
                              Portfolio                                                  8,002,624         7,953,756
        2,043,105<F*>        Arch Balanced Portfolio                                    21,653,266        23,679,586
        2,172,214<F*>        Arch Growth and Income Equity                              31,853,810        36,710,411
                              Portfolio
-----------------------------------------------------------------------------------------------------------------------
                                                                                        74,735,134        82,178,635
-----------------------------------------------------------------------------------------------------------------------

        2,488,498<F*>      Mercantile Bancorporation Inc.
                            Common Stock                                                63,045,252       127,846,585

        7,005,709          Loans to participants - general purpose
                             and residential loans (interest rates
                             range from 10% to 10.5%)                                    7,005,709         7,005,709

          150,024          Equitable Life Insurance                                          7,370            13,489
-----------------------------------------------------------------------------------------------------------------------

                           Total assets held for
                            investment purposes                                       $157,193,384       229,445,453
=======================================================================================================================

<F*>   Represents party-in-interest transactions allowable under ERISA regulations.

See accompanying independent auditors' report.

                                                                  Schedule 2
                                                                  ----------

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST

Item 27d - Schedule of Reportable Transactions

Year ended December 31, 1996
================================================================================================================================
                                                                                                                   Expenses
                                                                                                                   incurred
     Identity of                                                       Purchase        Selling          Lease        with
   party involved                    Description of asset                price          price           rental    transaction
--------------------------------------------------------------------------------------------------------------------------------
Arch Money Market         <F*>  Purchases of the Arch Money
   Portfolio Trust                Market Portfolio Trust Shares       $73,526,485             -           -              -
   Shares

Arch Money Market         <F*>  Sales of the Arch Money
   Portfolio Trust                Market Portfolio Trust Shares                -     73,332,690           -              -
   Shares

MTC Master Money          <F*>  Purchases of the MTC
   Market Account                 Master Money Market Account           5,941,913             -           -              -

MTC Master Money          <F*>  Purchases of the MTC
   Market Account                 Master Money Market Account                  -      5,688,383           -              -

Mercantile Bancorpora-    <F*>  Purchases of Mercantile
   tion Inc.                      Bancorporation Inc. common stock     11,951,822             -           -         11,024

Arch Balanced Portfolio   <F*>  Purchases of the Arch Balanced
                                  Portfolio shares                      6,604,852             -           -              -

Arch Balanced Portfolio   <F*>  Sales of the Arch Balanced
                                  Portfolio shares                              -     1,192,000           -              -

Arch Small Capital Equity <F*>  Purchases of Arch Small Cap
   Portfolio                      Equity Portfolio Shares               4,109,006             -           -              -

Arch Small Capital Equity <F*>  Sales of Arch Small Cap
   Portfolio                      Equity Portfolio Shares                       -       588,000           -              -

Arch Government and       <F*>  Purchases of the Arch Government
   Corporate Bond                 and Corporate Bond Portfolio shares   3,133,187             -           -              -
   Portfolio

Arch Government and       <F*>  Sales of the Arch Government
   Corporate Bond                 and Corporate Bond Portfolio shares           -       836,398           -              -
   Portfolio

Arch International Equity <F*>  Purchases of Arch International
   Portfolio shares               Equity Portfolio shares               2,322,214             -           -              -

Arch International Equity <F*>  Sales of Arch International
   Portfolio shares               Equity Portfolio shares                       -       128,000           -              -

Arch Growth and Income    <F*>  Purchases of Arch Growth
   Equity Portfolio               and Income Equity Portfolio shares   11,372,942             -           -              -

Arch Growth and Income    <F*>  Sales of Arch Growth
   Equity Portfolio                and Income Equity Portfolio shares           -     1,239,000           -              -
====================================================================================================================================




================================================================================================================================
                                                                                                    Current value
                                                                                 Cost                of asset on
    Identity of                                                                   of                 transaction      Net gain
   party involved                 Description of asset                          assets                  date          or (loss)
---------------------------------------------------------------------------------------------------------------------------------
Arch Money Market         <F*>  Purchases of the Arch Money
   Portfolio Trust                Market Portfolio Trust Shares                73,526,485             73,526,485             -
   Shares

Arch Money Market         <F*>  Sales of the Arch Money
   Portfolio Trust                Market Portfolio Trust Shares                73,332,690             73,332,690             -
   Shares

MTC Master Money          <F*>  Purchases of the MTC
   Market Account                 Master Money Market Account                   5,941,913              5,941,913             -

MTC Master Money          <F*>  Purchases of the MTC
   Market Account                 Master Money Market Account                   5,688,383              5,688,383             -

Mercantile Bancorpora-    <F*>  Purchases of Mercantile
   tion Inc.                      Bancorporation Inc. common stock             11,951,822             11,951,822             -

Arch Balanced Portfolio   <F*>  Purchases of the Arch Balanced
                                  Portfolio shares                              6,604,852              6,604,852             -

Arch Balanced Portfolio   <F*>  Sales of the Arch Balanced
                                  Portfolio shares                              1,156,862              1,192,000        35,138

Arch Small Capital Equity <F*>  Purchases of Arch Small Cap
   Portfolio                      Equity Portfolio Shares                       4,109,006              4,109,006             -

Arch Small Capital Equity <F*>  Sales of Arch Small Cap
   Portfolio                      Equity Portfolio Shares                         563,833                588,000        24,167

Arch Government and       <F*>  Purchases of the Arch Government
   Corporate Bond                 and Corporate Bond Portfolio shares           3,133,187              3,133,187             -
   Portfolio

Arch Government and       <F*>  Sales of the Arch Government
   Corporate Bond                 and Corporate Bond Portfolio shares             875,678                836,398      (39,280)
   Portfolio

Arch International Equity <F*>  Purchases of Arch International
   Portfolio shares               Equity Portfolio shares                       2,322,214              2,322,214             -

Arch International Equity <F*>  Sales of Arch International
   Portfolio shares               Equity Portfolio shares                         121,919                128,000         6,081

Arch Growth and Income    <F*>  Purchases of Arch Growth
   Equity Portfolio               and Income Equity Portfolio shares           11,372,942             11,372,942             -

Arch Growth and Income    <F*>  Sales of Arch Growth
   Equity Portfolio               and Income Equity Portfolio shares            1,142,611              1,239,000        96,389
=================================================================================================================================

<F*>  Represents party-in-interest transaction allowable under ERISA regulations.

See Accompanying independent auditors' report.